UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2024

INNOVATIVE EYEWEAR, INC.

(Exact name of registrant as specified in its charter)

Florida	001-41392	85-0734861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11900 Biscayne Blvd., Suite 630 North Miami, Florida	33181
(Address of principal executive offices)	(Zip Code)

(786) 785-5178

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LUCY	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	LUCYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Innovative Eyewear, Inc. (the “Company”) filed with the Florida Secretary of State a Certificate of Amendment to Articles of Incorporation (the “Certificate of Amendment”) which will be effective on July 16, 2024 to effect a one-for-twenty (1:20) reverse stock split (the “Reverse Stock Split”) of the shares of the Company’s common stock, par value $0.00001 of the Company (the “Common Stock”). The Reverse Stock Split was approved by the Company’s stockholders at a general meeting on July 8, 2024.

As a result of the Reverse Stock Split, every twenty (20) shares of issued and outstanding Common Stock will be automatically combined into one (1) issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares were issued as a result of the Reverse Stock Split and any fractional shares resulting from the reverse stock split were rounded up to the nearest number of whole share. Based on the number of shares of Common Stock as of the date hereof, following the Reverse Stock Split, the number of shares of Common Stock outstanding will be reduced from 27,890,033 shares to approximately 1,394,502 shares. The shares of Common Stock underlying the Company’s outstanding stock options and warrants will be similarly adjusted along with corresponding adjustments to their exercise prices. The number of authorized shares of Common Stock under the Articles of Incorporation will remain unchanged.

The Company’s transfer agent, VStock Transfer LLC, is the exchange agent for the Reverse Stock Split and will correspond with stockholders of record regarding the Reverse Stock Split. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split.

The Common Stock will begin trading on a reverse stock split-adjusted basis as of July 18, 2024. The ticker symbol for our Common Stock will remain “LUCY”.

The forgoing description of the Certificate of Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Certificate of Amendment which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 8, 2024, the Company completed its 2024 annual meeting of stockholders (the “Annual Meeting”). The number of shares of Common Stock entitled to vote at the Annual Meeting was 17,501,066 shares. Stockholders were entitled to one vote for each share of Common Stock owned. The number of shares of Common Stock present or represented by valid proxy at the Annual Meeting was 12,315,639 shares of Common Stock.

Proposal No. 1 - Election of directors

The Company’s stockholders elected Harrison Gross, Kristen McLaughlin, Louis Castro, and Olivia Bartlett to serve until the 2025 annual meeting of stockholders or until his or her successor is duly elected and qualified or until his or her earlier resignation or removal or otherwise is disqualified from serving as a director of the Company. The voting results were as follows:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Harrison Gross	9,701,148	246,839	2,367,652
Kristen McLaughlin	9,701,480	246,507	2,367,652
Louis Castro	9,699,556	248,431	2,367,652
Olivia Bartlett	9,701,018	246,969	2,367,652

Proposal No. 2 - Ratification of the appointment by the Board of the Company of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024

The Company’s stockholders ratified the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The voting results were as follows:

For	Against	Abstain
11,988,739	319,954	6,946

Proposal No. 3 - Approval of the Amendment to the Company’s Articles of Incorporation

The Company’s stockholders approved the amendment to the Company’s Articles of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding Common Stock at a ratio of between 1-for-8 and 1-for-24. The voting results were as follows:

For	Against	Abstain
11,481,908	807,264	26,467

Proposal No. 4 - Approval of the Issuance of Shares

The Company’s stockholders approved the issuance of shares of common stock upon the exercise of the warrants issued by the Company to investors and the placement agent, dated as of May 1, 2024, as required by and in accordance with Nasdaq Listing Rule 5635(d). The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
9,633,441	280,922	33,624	2,367,652

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
3.1	Certificate of Amendment to Articles of Incorporation, as filed with the Secretary of State of the State of Florida on July 8, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2024

By:	/s/ Harrison Gross
Name:	Harrison Gross
Title:	Chief Executive Officer

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